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                                                                     Exhibit 3.1


            FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                             OF MAINCONTROL, INC.,
                            a Delaware Corporation


          MainControl, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), DOES HEREBY CERTIFY THAT:

          FIRST: The name of the Corporation is MainControl, Inc. and the Corporation was originally incorporated on January 5, 1996 pursuant to the Delaware General Corporation Law.

          SECOND: The following resolutions amending and restating the Corporation's Fourth Amended and Restated Certificate of Incorporation were approved by the Board of Directors of the Corporation by unanimous written action in lieu of a meeting, and were duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law by written consent of stockholders given in accordance with Section 228 of the Delaware General Corporation Law, with written notice given to stockholders who did not consent in writing:

          NOW, THEREFORE, BE IT RESOLVED, that the Fourth Amended and Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:

                                   ARTICLE I

          The name of this Corporation is MainControl, Inc.

                                   ARTICLE II

          The address of the registered office of this Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.
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                                  ARTICLE IV

          A.  Classes of Stock.  This Corporation is authorized to issue two
              ----------------
classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this Corporation is authorized to issue is fifty million (50,000,000) shares. Thirty million (30,000,000) shares shall be Common Stock, par value $.001 per share, and twenty million (20,000,000) shares shall be Preferred Stock, par value $.001 per share.

          B.  Rights, Preferences and Restrictions of Preferred Stock.  The
              -------------------------------------------------------
Preferred Stock authorized by this Fifth Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock which series shall consist of 6,300,000 shares, 2,688,172 shares, 3,689,065 shares and 3,505,481 shares, respectively, are as set forth below in this Article IV(B). The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or series thereof in Certificates of Designation or this Corporation's Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without
                                          ---- -----
limitation, inclusion in provisions with respect to dividends, liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock), prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          1.  Dividend Provisions.  The holders of shares of Series A Preferred
              -------------------
Stock, Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, pari passu with each other and prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive,

                                      -2-
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directly or indirectly, additional shares of Common Stock of this Corporation)
on the Common Stock of this Corporation, at the rate of 8% of the Original Issue Price (as defined below) per share per annum, payable when, as and if declared by the Board of Directors. No dividend may be paid on the Series A Preferred Stock without paying a proportionate dividend on the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, no dividend may be paid on the Series B Preferred Stock without paying a proportionate dividend on the Series A Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, no dividend may be paid on the Series C Preferred Stock without paying a proportionate dividend on the Series A Preferred Stock, the Series B Preferred Stock and the Series D Preferred Stock, and no dividend may be paid on the Series D Preferred Stock without paying a proportionate dividend on the Series A Preferred Stock, the Series B Preferred Stock and the Series C Stock. Such dividends shall not be cumulative. The initial Original Issue Price of Series A Preferred Stock shall be $1.00 per share, the initial Original Issuance Price of Series B Preferred Stock shall be $3.72 per share, the initial Original Issue Price of Series C Preferred Stock shall be $3.795 per share and the initial Original Issue Price of Series D Preferred Stock shall be $5.0635 per share. The Original Issue Price for the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall be proportionately adjusted for any stock dividends, combinations or splits with respect to such shares. Declared but unpaid dividends with respect to a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall, upon conversion of such share to Common Stock, be paid to the extent assets are legally available therefor either in cash or in Common Stock (valued at the fair market value on the date of payment as determined by the Board of Directors of this Corporation). To the extent assets and funds are not legally available for declared but unpaid dividend amounts, then the assets and funds of this Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock in proportion to the dividend amount each such holder is otherwise entitled to receive. Any amounts for which assets are not legally available shall be paid promptly as assets become legally available therefor.

          2.  Liquidation Preference.
              ----------------------

          (a) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary (a "Liquidation Event"), the holders of Series D Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets of this Corporation to the holders of any other stock ranking on liquidation junior to the Series D Preferred Stock (including, without limitation, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Common Stock) by reason of their ownership thereof, an amount per share equal to the sum of
(A) the applicable Original Issue Price for

                                      -3-
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such share and (B) an amount equal to declared but unpaid dividends on such shares (the "Series D Liquidation Amount"). If upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this Corporation legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

          (b) Upon the occurrence of a Liquidation Event, and after payment of the Series D Liquidation Amount the holders of Series C Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets of this Corporation to the holders of any other stock ranking on liquidation junior to the Series C Preferred Stock (including, without limitation, the Series A Preferred Stock, the Series B Preferred Stock and the Common Stock) by reason of their ownership thereof, an amount per share equal to the sum of (A) the applicable Original Issue Price for such share and (B) an amount equal to declared but unpaid dividends on such shares (the "Series C Liquidation Amount"). If upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.


          (c) Upon the occurrence of a Liquidation Event, and after payment of the Series C Liquidation Amount, the holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, pari passu with each other and prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (A) the applicable Original Issue Price for such share and (B) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such Liquidation Event and after payment of the Series C Liquidation Amount, the assets and funds thus distributed among the holders of the Series A Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

          (d) Upon the completion of the distributions required by subparagraphs (a), (b) and (c) of this Section 2, the remaining assets of this Corporation available for distribution to stockholders shall be distributed among

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the holders of Series A Preferred Stock, Series B Preferred Stock, Series C
Preferred Stock, Series D Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock at the applicable Conversion Price then in effect for such shares.

          (e) (i) For purposes of this Section 2, unless otherwise agreed by holders of at least sixty-seven percent (67%) of the combined voting power of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, voting together, a liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of this Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of outstanding and/or newly issued shares of the capital stock of the Corporation representing fifty percent (50%) or more of the outstanding voting power of this Corporation; or (B) a sale of all or substantially all of the assets of this Corporation. Notwithstanding the foregoing, a liquidation, dissolution or winding up of this Corporation shall not be deemed to be occasioned by, or to include, the sale by this Corporation
---
of shares of Series A Preferred Stock pursuant to the Series A Preferred Stock Purchase Agreement, dated on or about January 1996, by and among this Corporation and certain investors, the Series B Preferred Stock Purchase Agreement, dated on or about September 1997, by and among this Corporation and certain investors, the Series C Preferred Stock Purchase Agreement, dated on or about October 1998, by and among this Corporation and certain investors and the Series D Preferred Stock Purchase Agreement, dated on or about January 2000, by and among this Corporation and certain investors.

               (ii) In any of such events, if the consideration received by this Corporation is other than cash, the value of such consideration will be deemed its fair market value. Any securities shall be valued as follows:

                    (A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

                        (1) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) day period ending three (3) days prior to the closing;

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                        (2) If actively traded over-the-counter, the value shall
be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                        (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by this Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                    (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this Corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

               (iii) In the event the requirements of this subsection 2(e) are not complied with, this Corporation shall forthwith either:

                    (A) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

                    (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(e)(iv) hereof.

               (iv) This Corporation shall give each holder of record of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, if any, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this Corporation has given the first notice provided for herein or sooner than ten (10) days after this Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such

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notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

          3.  Redemption.
              ----------

          (a) At any time after January 1, 2002, in the case of the Series A Preferred Stock, July 1, 2003, in the case of the Series B Preferred Stock, October 1, 2004, in the case of the Series C Preferred Stock and December 1, 2005, in the case of the Series D Preferred Stock, but within thirty (30) days (each a "Fifty Percent Redemption Date") after the receipt by this Corporation of a written request from the holders of not less than sixty-seven percent (67%) of the then outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, respectively, that up to fifty percent (50%) of such holders' shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, respectively, be redeemed, and concurrently with surrender by such holders of the certificates representing such shares, this Corporation shall, to the extent it may lawfully do so, redeem the shares specified in such request by paying in cash therefor a sum per share equal to the applicable Redemption Price (as defined in subsection 3(c) below). Any redemption of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock effected pursuant to this subsection 3(a) shall be made on a pro rata basis among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, respectively, in proportion to the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, respectively, proposed to be redeemed by such holders; any simultaneous or overlapping redemption of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be made ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock in proportion to the amount each such holder is otherwise entitled to receive.

          (b) At any time after January 1, 2004, in the case of the Series A Preferred Stock, July 1, 2005, in the case of the Series B Preferred Stock, October 1, 2006, in the case of the Series C Preferred Stock and December 1, 2007, in the case of the Series D Preferred Stock, but within thirty (30) days (each a "Full Redemption Date") after the receipt by this Corporation of a written request from the holders of not less than sixty-seven percent (67%) of the then outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, respectively, that all, or if less than all, a specified percentage of such holders' shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, respectively, be redeemed, and concurrently with surrender by such holders of certificates representing such shares, this Corporation shall, to the extent it may lawfully do so, redeem the shares specified in such request by paying in cash therefor a sum per share equal to the applicable Redemption Price (as defined in subsection 3(c) below). Any redemption of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock effected pursuant to this subsection 3(b) shall be made on a pro rata basis among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, respectively, in proportion to the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, respectively, proposed to be redeemed by such holders; any simultaneous or overlapping redemption of both the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be made ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock in proportion to the amount each such holder is otherwise entitled to receive.

          (c) As used herein, the term "Redemption Date" shall refer to the applicable Fifty Percent Redemption Date or Full Redemption Date, the term "Redemption Price" shall mean, in the case of Series A Preferred Stock, the greater of (A) the Original Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all declared but unpaid dividends on such share, and (B) the fair market value of a share of the Series A Preferred Stock, as determined by an independent appraiser, mutually agreed upon by this Corporation and the holders of not less than sixty-seven percent (67%) of the then outstanding Series A Preferred Stock, plus all declared but unpaid dividends on such share; and in the case of the Series B Preferred Stock, the Series C Preferred Stock and Series D Preferred Stock, the Original Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all declared but unpaid dividends on such share. At least fifteen (15) but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Preferred Stock at the address last shown on the records of this Corporation for such holder, notifying such holder of the redemption to be effected, specifying the type and number (if any) of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares (if any) to be redeemed (the "Redemption Notice"). Except as provided in subsection (3)(d), on or after the Redemption Date, each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the

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shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (d) From and after the Redemption Date, unless there shall have been a default in payment of the applicable Redemption Price, all rights of the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, designated for redemption in the Redemption Notice as holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of this Corporation legally available for redemption of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, on any Redemption Date are insufficient to redeem the total number of shares of such stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed such that each holder of a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, requesting redemption receives the same percentage of the Redemption Price. If the funds of this Corporation legally available for redemption of shares are insufficient to redeem the total number of shares of stock to be redeemed in any simultaneous or overlapping redemption of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, then the funds of this Corporation legally available for redemption shall be used to redeem the maximum number of shares requested to be redeemed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock to be redeemed, in proportion to the amount each such holder is otherwise entitled to receive. The shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of this Corporation are legally available for the redemption of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock (or a pro rata portion thereof), such funds will immediately be used to redeem the balance of the shares that this Corporation has become obligated to redeem on any Redemption Date but that it has not redeemed.

          (e) On or prior to each Redemption Date, this Corporation shall deposit the Redemption Price of all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, designated for redemption in the Redemption Notice and not yet redeemed or converted with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to publish the notice of redemption thereof and pay the applicable Redemption Price to their respective holders on or after the Redemption Date, upon receipt of notification from this Corporation that such holder has surrendered his, her or its share certificate to this Corporation pursuant to subsection (3)(c) above. As of the date of such deposit (even if prior to the Redemption Date), the deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the applicable Redemption Price, without interest, upon surrender of their certificates therefor, and the right to convert such shares as provided in Article IV(B)(4) hereof. Such instructions shall also provide that any moneys deposited by this Corporation pursuant to this subsection (3)(e) for the redemption of shares thereafter converted into shares of this Corporation's Common Stock pursuant to Article IV(B)(4) hereof prior to the Redemption Date shall be returned to this Corporation forthwith upon such conversion. The balance of any moneys deposited by this Corporation pursuant to this subsection (3)(e) remaining unclaimed at the expiration of two
(2) years following each Redemption Date shall thereafter be returned to this Corporation upon its request expressed in a resolution of its Board of Directors.

          4.  Conversion.  The holders of the Series A Preferred Stock, Series B
              ----------
Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert.  Each share of Series A Preferred Stock, each
              ----------------
share of Series B Preferred Stock, each share of Series C Preferred Stock and each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date hereof and on or prior to the fifth day prior to the applicable Redemption Date, if any, as may have been fixed in any Redemption Notice with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Original Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the initial Original Issue Price of the Series A Preferred Stock, the initial Conversion Price per share for shares of Series B Preferred Stock shall be the initial Original Issue Price for the Series B Preferred Stock, the initial Conversion Price per share for shares of Series C Preferred Stock shall be the initial

Original Issue Price for Series C Preferred Stock, and the initial Conversion Price per share for shares of Series D Preferred Stock shall be the initial Original Issue Price for Series D Preferred Stock; provided, however, that the Conversion Price shall be subject to adjustment as set forth in subsection 4(d).

          (b)  Automatic Conversion.
               --------------------

               (i) Conversion at Option of Holders.  If at any time the holders
                   -------------------------------
of a majority of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding, voting together as a single class, so request by written consent delivered to the Corporation at its principal offices by facsimile transmission or any other customary means of delivery, then each outstanding share of Series A Preferred Stock, each outstanding share of Series B Preferred Stock, each outstanding share of Series C Preferred Stock and each outstanding share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price at the time in effect for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively, immediately upon the date specified in such written consent.

               (ii) Conversion upon Public Offering.
                    -------------------------------

                    (A) Each outstanding share of Series A Preferred Stock, each outstanding share of Series B Preferred Stock, each outstanding share of Series C Preferred Stock and each outstanding share of Series D Preferred Stock shall automatically be converted into shares of Common Stock, at the Conversion Price set forth in (B) below, immediately upon the the closing of an initial public offering by the Corporation of the Common Stock, provided that the following shall not be considered a public offering: (i) any issuance of Common Stock as consideration for a merger, acquisition or SEC Rule 145 transaction, and (ii) any issuance of Common Stock or rights to acquire Common Stock to existing securityholders or to employees of the Company or its Subsidiaries on Form S-4 or Form S-8 (or any successor forms adopted by the Securities and Exchange Commission) or otherwise, irrespective of the jurisdiction in which such public offering is conducted, or at the latest possible time prior to such closing, if required by the principal securities exchange or market upon which the Common Stock will be listed or traded, the public offering price of which is not less than $10,000,000 in the aggregate and the public offering price of the Common Stock is no less than $7.50 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations).

                    (B) In the event of the public offering described in 4(b)(ii)(A), the Conversion Price for each outstanding share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock will be the applicable Conversion Price at the time in effect for the Series A

Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, as adjusted by the adjustment described in subparagraph 4(d)(v) below (i.e. the adjustment to be made in the event of a public offering, sale or merger of the Corporation in which the holders of the Common Stock receive at least $9.00 per share), and Series D Preferred Stock, respectively.

          (c) Mechanics of Conversion.  Before any holder of Series A Preferred
              -----------------------
Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, and shall give written notice to this Corporation at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall not be deemed to have converted such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock until immediately prior to the closing of such sale of securities.

          (d) Conversion Price Adjustments of Preferred Stock.  (i) The
              -----------------------------------------------
Conversion Price of the Series A Preferred Stock, the Conversion Price of the Series B Preferred Stock, the Conversion Price of the Series C Preferred Stock and the Conversion Price of the Series D Preferred Stock shall be subject to adjustment from time to time as follows:

               (A) If after the date upon which any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock are first issued (the "Purchase Date"), this Corporation shall issue any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price of the Series A Preferred Stock, the Conversion Price of the Series B Preferred Stock, the Conversion Price of the Series C Preferred Stock, or the Conversion Price of the Series D Preferred Stock in effect immediately prior to the issuance of such Additional Stock, then the Conversion Price of the Series D Preferred Stock (in the event the Additional Stock is issued for a consideration per share less than the Conversion Price of the Series D Preferred Stock but greater than the Conversion Price of the Series A Preferred Stock, the Conversion Price of the Series B Preferred Stock and the Conversion Price of the Series C Preferred Stock), both the Conversion Price of the Series C Preferred Stock and the Conversion Price of the Series D Preferred Stock (in the event the Additional Stock is issued for a consideration per share less than the Conversion Price of the Series C Preferred Stock and the Conversion Price of the Series D Preferred Stock but greater than the Conversion Price of the Series A Preferred Stock and the Conversion Price of the Series B Preferred Stock), each of the Conversion Price of the Series B Preferred Stock, the Conversion Price of the Series C Preferred Stock and the Conversion Price of the Series D Preferred Stock (in the event the Additional Stock is issued for a consideration per share less than the Conversion Price of the Series B Preferred Stock, the Conversion Price of the Series C Preferred Stock and the Conversion Price of the Series D Preferred Stock but greater than the Conversion Price of the Series A Preferred Stock) or each of the Conversion Price of the Series A Preferred Stock, the Conversion Price of the Series B Preferred Stock, the Conversion Price of the Series C Preferred Stock and the Conversion Price of the Series D Preferred Stock (in the event the Additional Stock is issued for a consideration per share less than the Conversion Price of each of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock) in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by this Corporation for such issuance would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. For purposes of this subsection and the remainder of Sections 4(d)(i) and 4(d)(ii), Common Stock shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)).

               (B) No adjustment of the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

               (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

               (D) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

               (E) In the case of the issuance (whether before, on or after the Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):

                   (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by this Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                   (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this Corporation for any such securities and related options or rights, plus the minimum additional consideration, if any, to be received by this Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

                   (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, the Conversion Price of the Series B Preferred Stock, the Conversion Price of the Series C Preferred Stock or the Conversion Price of the Series D Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                   (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange, or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, the Conversion Price of the Series B Preferred Stock, the Conversion Price of the Series C Preferred Stock or the Conversion Price of the Series D Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities.

                   (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and
(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

          (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this Corporation after the Purchase Date other than:

               (A) Common Stock issued pursuant to a transaction described in subsection 4(d)(iii) hereof;

               (B) Common Stock issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors and stockholders of this Corporation;

               (C) Common Stock issued upon conversion of shares of Preferred Stock;

               (D) Common Stock issued in a firm commitment underwritten public offering;

               (E) Common Stock, or securities convertible into Common Stock issued to banks or equipment lessors, provided such issuances are for other than primarily equity financing purposes; and

               (F) Common Stock issued in connection with business combinations or corporate partnering agreements approved by the Board of Directors.

          (iii) If this Corporation shall, after the Purchase Date, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock, the Conversion Price of the Series B Preferred Stock, the Conversion Price of the Series C Preferred Stock and the Conversion Price of the Series D Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

          (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock, the Conversion Price of the

Series B Preferred Stock, the Conversion Price of the Series C Preferred Stock and the Conversion Price of the Series D Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.


          (v) Upon (A) a sale by the Corporation of its Common Stock in a transaction immediately following which its Common Stock is publicly traded, (B) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) or (C) a sale of all or substantially all of the assets of the Corporation; provided such event shall have occurred prior to December 1, 2000 and the price per share received by the holders of the Common Stock (assuming conversion of all convertible securities and exercise of all vested options and warrants) is at least $9.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations), then the Conversion Price in effect for the Series C Preferred Stock shall be adjusted as of the effective date of such event to a price determined by multiplying such Conversion Price by 1.2069.

          (e) Intentionally Left Blank.

          (f) Recapitalizations.  If at any time or from time to time there
              -----------------
shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2), provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall thereafter be entitled to receive upon conversion thereof the number of shares of stock or other securities or property of this Corporation or otherwise to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (g) No Impairment.  This Corporation will not, by amendment of its
              -------------
Fifth Amended and Restated Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock against impairment.

          (h) No Fractional Shares and Certificate as to Adjustments.
              ------------------------------------------------------

              (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

              (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock, the Conversion Price of the Series B Preferred Stock, the Conversion Price of the Series C Preferred Stock or the Conversion Price of the Series D Preferred Stock pursuant to this Section 4, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of such series of Preferred Stock.

          (i) Notices of Record Date.  In the event of any taking by this
              ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series A Preferred Stock, each holder of Series B Preferred Stock, each holder of Series C Preferred Stock and each holder of Series D Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (j) Reservation of Stock Issuable Upon Conversion.  This Corporation
              ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

          (k) Notices.  Any notice required by the provisions of this Section 4
              -------
to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

          (l)  Special Mandatory Conversion.
               ----------------------------

               (i) If (a) this Corporation consummates a financing (the "Financing") pursuant to which the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are entitled to exercise the right of first offer (the "Right of First Offer") set forth in Section 2.4 of the Fourth Amended and Restated Investors' Rights Agreement, dated on or about January 2000, by and among this Corporation and certain investors and founders, as amended from time to time (the "Rights Agreement"); (b) the Board of Directors of this Corporation shall have determined that holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of this Corporation must participate in the Financing (a "Mandatory Offering") and have determined the aggregate dollar amount to be invested by all holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, which amount may be more than or less than the holders' right to participate in the Financing pursuant to the Right of First Offer contained in the Rights Agreement; (c) this Corporation shall have delivered a notice ("Notice") to the holders of Series A Preferred Stock,

Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock:
(1) stating this Corporation's bona fide intention to consummate the Financing,
(2) indicating the number of securities to be offered, (3) indicating the price and terms upon which it proposes to offer such securities, (4) identifying the Pro Rata Share (as defined below) of the Major Investor Portion to be invested by each holder of Series A Preferred Stock, each holder of Series B Preferred Stock, each holder of Series C Preferred Stock and each holder of Series D Preferred Stock, and (5) offering each holder of Series A Preferred Stock, each holder of Series B Preferred Stock, each holder of Series C Preferred Stock and each holder of Series D Preferred Stock the right to purchase such holder's Pro Rata Share of the Major Investor Portion within the time periods set forth in the Notice; and (d) a holder (a "Non-Participating Holder") does not acquire at least its Pro Rata Share within the time periods set forth in the Notice, then that percentage of each Non-Participating Holder's shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, equal to the percentage of such Non-Participating Holder's Pro Rata Share not acquired by such Non-Participating Holder shall automatically and without further action on the part of such holder be converted effective upon, subject to, and concurrently with, the consummation of the Mandatory Offering (the "Mandatory Offering Date") into shares of Common Stock of this Corporation at a Conversion Price equal to the applicable Original Issue Price (as adjusted for any stock dividends, combinations or splits). For purposes of this subsection 4(l), each holder's Pro Rata Share shall be an amount determined by multiplying the aggregate amount to be invested by the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, by a fraction, the numerator of which shall be the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, then held by such holder and the denominator of which shall be the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, then outstanding. For purposes of this subsection 4(l), a holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock may at its option designate one or more of its affiliates to acquire all or a portion of such holder's Pro Rata Share, and so long as such holder and/or its affiliates acquires such holder's full Pro Rata Share within the time periods set forth in the Notice, such holder shall not be deemed a Non-Participating Holder.

               (ii) The holder of any shares converted pursuant to this subsection 4(l) shall deliver to this Corporation during regular business hours at the office of any transfer agent of this Corporation, or at such other place as may be designated by this Corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to this Corporation. As promptly as practicable thereafter, this Corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of the Common Stock to be issued and such holder shall be deemed to have become a stockholder of record of Common Stock on the Mandatory Offering Date unless the transfer books of this Corporation are closed on that date, in which event he, she or it shall be deemed to have become a stockholder of record of Common Stock on the next succeeding date on which the transfer books are open.

          5.  Voting Rights.  The holder of each share of Series A Preferred
              -------------
Stock, the holder of each share of Series B Preferred Stock, the holder of each share of Series C Preferred Stock and the holder of each share of Series D Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Unless otherwise provided herein or unless otherwise required by law, the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock, the holders of the Series C Preferred Stock and the holders of the Series D Preferred Stock shall vote on all matters together with the holders of Common Stock.

          6.  Protective Provisions.  So long as there are at least 1,000,000
              ---------------------
outstanding shares of Series A Preferred Stock, this Corporation shall not take any of the following actions without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting separately as a series:

          (a) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely such shares;

          (b) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock; or

          (c) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over the Series A Preferred Stock with respect to voting, dividends or upon liquidation.

          In addition, so long as there are at least 1,000,000 outstanding shares of Series B Preferred Stock, this Corporation shall not take any of the following actions without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series B Preferred Stock, voting separately as a series:

          (a) alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely such shares;

          (b) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Preferred Stock; or

          (c) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over the Series B Preferred Stock with respect to voting, dividends or upon liquidation.

          In addition, so long as there are at least 1,000,000 outstanding shares of Series C Preferred Stock, this Corporation shall not take any of the following actions without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series C Preferred Stock, voting separately as a series:

          (a) alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely such shares;

          (b) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series C Preferred Stock; or

          (c) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any security having a preference over the Series C Preferred Stock with respect to voting, dividends or upon liquidation.

In addition, so long as there are at least 1,000,000 outstanding shares of Series D Preferred Stock, this Corporation shall not take any of the following actions without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series D Preferred Stock, voting separately as a series:

          (a) alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely such shares;

          (b) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series D Preferred Stock; or

          (c) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over the Series D Preferred Stock with respect to voting, dividends or upon liquidation.

          In addition, so long as there are at least 1,000,000 outstanding shares of Series A Preferred Stock, 1,000,000 outstanding shares of Series B Preferred Stock, 1,000,000 outstanding shares of Series C Preferred Stock or 1,000,000 outstanding shares of Series D Preferred Stock, this Corporation shall not take any of the following actions without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of all such classes of which there are at least 1,000,000 outstanding shares acting together as a single class:

          (a) sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of this Corporation is disposed of; or

          (b) declare or pay any dividends on its Common Stock.

          In addition, unless approved by the affirmative vote of at least seventy-five percent (75%) of the members of the Board of Directors, so long as there are at least 1,000,000 outstanding shares of Series A Preferred Stock, 1,000,000 outstanding shares of Series B Preferred Stock, 1,000,000 outstanding shares of Series C Preferred Stock or 1,000,000 outstanding shares of Series D Preferred Stock, this Corporation shall not take any of the following actions without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of each such class of which there are at least 1,000,000 outstanding shares acting together as a single class:

          (a) make any loans or advances to its employees or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business or loans to employees made pursuant to promissory notes issued for the purchase of shares under a stock option plan or restricted stock plan approved by the Board of Directors of this Corporation;

          (b) guarantee any indebtedness or obligation of any other party other than in the ordinary course of business;

          (c) create or suffer to be imposed any lien, mortgage, security interest or other charge on or against the properties or assets of this Corporation or any subsidiary, other than in the ordinary course of business;

          (d) acquire, or permit any subsidiary to acquire, any stock or other securities of any corporation, partnership or entity, unless (i) all such acquisitions of securities do not exceed in the aggregate $2,000,000 in any one fiscal year of this Corporation and (ii) immediately following each such acquisition, each such corporation, partnership or entity would be at least 50% owned by this Corporation or be a subsidiary of this Corporation; or

          (e) sell, transfer, or exclusively license intellectual property or technology assets of the Corporation having a fair market value greater than $500,000.

          7.  Status of Converted or Redeemed Stock.  In the event any shares of
              -------------------------------------
Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be redeemed or converted pursuant to Section 3 or
Section 4 hereof, the shares so converted or redeemed shall be canceled and shall not be issuable by this Corporation. The Fifth Amended and Restated Certificate of Incorporation of this Corporation shall be appropriately amended to effect the corresponding reduction in this Corporation's authorized capital stock.

          C.  Common Stock.
              ------------

          1.  Dividend Rights.  Subject to the prior rights of holders of all
              ---------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2.  Liquidation Rights.  Upon a Liquidation Event, the assets of this
              ------------------
Corporation shall be distributed as provided in this Article IV B.2 hereof.

          3.  Redemption.  The Common Stock is not redeemable.
              ----------

          4.  Voting Rights.  The holder of each share of Common Stock shall
              -------------
have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Except as otherwise required by law or this Fifth Amended and Restated Certificate of Incorporation, holders of Common Stock shall vote together with holders of the Preferred Stock as a single class, subject to any special or preferential voting rights of any then outstanding Preferred Stock. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation, with each such share being entitled to such number of votes per share as is provided in this Article
IV.  This

Corporation shall not take any action that would alter or change the powers, preferences or special rights of the Common Stock so as to adversely affect certain holders of Common Stock in a different manner than other holders of Common Stock.

                                   ARTICLE V

          Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this Corporation.

                                   ARTICLE VI

          The number of directors of this Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the stockholders.

                                  ARTICLE VII

          Elections of directors need not be by written ballot unless the Bylaws of this Corporation shall so provide.

                                  ARTICLE VIII

          Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this Corporation.

                                   ARTICLE IX

          A director of this Corporation shall, to the full extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Fifth Amended and Restated Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim that, but for this
Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE X

          This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Fifth Amended and Restated Certificate of

Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          IN WITNESS WHEREOF, this Fifth Amended and Restated Certificate of Incorporation has been signed by the President and Secretary of this Corporation on January 26, 2000.


                              /s/ Alex Pinchev
                              ___________________________________
                              Alex Pinchev
                              Chairman, President & CEO

                              /s/ David J. Piper
                              ___________________________________
                              David J. Piper
                              Secretary

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